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            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

                                JANUARY 29, 1998


                           1940 ACT FILE NO. 811-5912


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM N-2

                             REGISTRATION STATEMENT

                   UNDER THE INVESTMENT COMPANY ACT OF 1940    |X|

                                 Amendment No. 9               |X|




                            MFS SPECIAL VALUE TRUST
               (Exact Name of Registrant as Specified in Charter)

                500 Boylston Street, Boston, Massachusetts 02116
              (Address of Principal Executive Offices) (Zip Code)

        Registrant's Telephone Number, including Area Code: 617-954-5000

                                Stephen E. Cavan
                              Secretary and Clerk
                            MFS Special Value Trust
                  c/o Massachusetts Financial Services Company
                              500 Boylston Street
                          Boston, Massachusetts 02116
                    (Name and Address of Agent for Service)


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                                     PART C
                               OTHER INFORMATION



Item 24. Financial Statements and Exhibits:

                     1.    Exhibits:

                           (a)(1)   --      Declaration of Trust, dated
                                            September 29, 1989; filed herewith.

                           (b)(1)   --      Amended and Restated By-Laws,
                                            dated December 14, 1994 (previously
                                            filed as Exhibit (2)(b)(2) to
                                            Amendment No. 7 to the Registration
                                            Statement on Form N-2, filed with
                                            the SEC on February 28, 1995
                                            ("Amendment No. 7")); incorporated
                                            herein by reference.

                           (c)      --      Inapplicable.

                           (d)      --      Specimen certificate for Shares of
                                            Beneficial Interest, without par
                                            value; filed herewith.

                           (e)      --      The section "Dividend Reinvestment
                                            and Cash  Purchase  Plan" on page 3
                                            of the Registrant's Annual Report
                                            to its Shareholders, for its fiscal
                                            year ended October 31, 1997;
                                            incorporated herein by reference.

                           (f)      --      Inapplicable.

                           (g)(1)   --      Investment Advisory Agreement,
                                            dated November 10, 1989; filed
                                            herewith.

                           (g)(2) Administrative Services Agreement, dated March 1, 1997, between
                                            Massachusetts Financial Services
                                            Company and the Registrant; filed
                                            herewith.

                           (h)      --      Omitted pursuant to General
                                            Instruction G.3. to Form N-2.

                           (i)      --      Retirement Plan for Non-Interested
                                            Person Trustees, dated January 1,
                                            1991; filed herewith.

                           (j)(1)   --      Amended and Restated Custodian
                                            Agreement, dated December 29, 1989;
                                            filed herewith.

                           (j)(2)   --      Amendment to Custodian Agreement
                                            dated September 11, 1991; filed
                                            herewith.

                           (k)(1)   --      Registrar, Transfer Agency and
                                            Service Agreement between Registrant
                                            and MFS Service Center, Inc., dated
                                            August 15, 1994 (previously filed
                                            as Exhibit (2)(k)(2) to Amendment
                                            No. 7; incorporated herein by
                                            reference.

                           (k)(2)   --      Loan Agreement by and among the
                                            Banks named therein, the MFS Funds
                                            named therein, and The First
                                            National Bank of Boston, dated as
                                            of February 21, 1995 (previously
                                            filed as Exhibit (2)(k)(3) to
                                            Amendment No. 7)); incorporated
                                            herein by reference.

                           (l)      --      Omitted pursuant to General
                                            Instruction G.3 to Form N-2.

                           (m)      --      None.

                           (n)      --      Omitted pursuant to General
                                            Instruction G.3 to Form N-2.

                           (o)      --      Inapplicable.

                           (p)      --      Form of Purchase Agreement; filed
                                            herewith.

                           (q)      --      Inapplicable.

                           (r)      --      Inapplicable.





                                     - 3 -


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                                       SIGNATURES




         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 29th day of January, 1998.

                                            MFS SPECIAL VALUE TRUST




                                            By:      JAMES R. BORDEWICK, JR.
                                                     James R. Bordewick, Jr.
                                                     Assistant Secretary


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                               INDEX TO EXHIBITS



      Exhibit No.               Description of Exhibit

         (a)(1)   Declaration of Trust, dated September 29, 1989.

         (d)      Specimen certificate for Shares of Beneficial Interest,
                    without par value.

         (g)(1)   Investment Advisory Agreement, dated November 10, 1989.

         (g)(2)   Administrative Services Agreement, dated March 1, 1997,
                    between Massachusetts Financial Services Company and the Registrant.

         (i)      Retirement Plan for Non-Interested Person Trustees, dated
                    January 1, 1991.

         (j)(1)   Amended and Restated Custodian Agreement dated December 29,
                    1989.

         (j)(2)   Amendment to Custodian Agreement dated September 11, 1991.

         (p)      Form of Purchase Agreement.